UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2010

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 American Metro Blvd., Suite 155, Hamilton, NJ	08619
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

At 5:00 p.m. on November 4, 2010, the self tender offer initiated by Voxware, Inc., a Delaware corporation (the “Company”), expired with approximately 1,125,000 shares of the Company’s common stock tendered at a price per share of $1.00. The Company expects to close on the tendered shares promptly after the first closing of the Company’s previously announced issuance and sale to the Co-Investment Fund II, L.P., an existing stockholder of the Company and affiliate of Cross Atlantic Technology Fund II, L.P., of a newly designated Series A Non-Participating Convertible Preferred Stock of the Company at a purchase price of $1.15 per share, and three-year warrants to purchase shares of the Company’s common stock, for aggregate consideration of approximately $1,290,000 (the “First Closing”). The First Closing is expected to occur on or about Friday, November 12, 2010, with proceeds being used to close on the tender offer. The Company expects to proceed with a Special Meeting of Stockholders, tentatively scheduled for December 6, 2010, to vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a 1-for-5,000 reverse stock split in order to reduce the number of stockholders of the Company, deregister the Company’s shares of common stock under the Securities Exchange Act of 1934, as amended, and to ensure that the Company ceases all public reporting and filing obligations.

Important Additional Information for Stockholders

This Current Report on Form 8-K is for informational purposes only and is not an offer to tender or the solicitation of an offer to tender any shares of common stock for a cash payment. Each holder of shares of Voxware common stock should read the tender offer statement, as it contains important information. The tender offer statement has been filed with the Securities and Exchange Commission on October 4, 2010 and is available along with other filed documents for free on the website of the Securities and Exchange Commission at www.sec.gov. In addition, the tender offer statement and all other documents filed with the SEC in connection with the tender offer will be made available to investors free of charge by contacting the Registrar and Transfer Company, the information agent for the tender offer, at (800) 368-5948. Our stockholders are urged to carefully read the tender offer statement prior to making any decision with respect to the tender offer.

The tender offer is not being made nor will any tender of Voxware common stock be accepted from or on behalf of holders in any jurisdiction in which the making of the offer or the acceptance of any tender would not be made in compliance with laws of such jurisdiction.

The tender offer is part of a going-private transaction that will include a reverse stock split of the Company’s common stock. The reverse stock split will require the approval of a majority of Voxware’s stockholders. The solicitation of proxies from Voxware stockholders has not yet commenced. This communication is for informational purposes only and is not a solicitation of proxies, and this communication shall not constitute a solicitation of proxies from holders of Voxware common stock. Any solicitation of proxies from holders of Voxware common stock shall be separately communicated in a proxy statement filed with the SEC and distributed to stockholders in accordance with applicable regulations of the SEC governing the solicitation of consents and proxies.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: November 10, 2010	By:	/s/ William G. Levering
Name: William G. Levering
Title: Vice President and Chief Financial Officer